Exhibit 99.1
ENTERED
11/23/2020

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION

In re	Chapter 11
§
SANDRIDGE ENERGY, INC., et al.,1	Case No. 16-32488 (DRJ)
§	(Jointly Administered)
Reorganized Debtors.
§	(Relates to Docket No. 1446)

FINAL DECREE CLOSING THE
CHAPTER 11 CASE OF SANDRIDGE ENERGY, INC.

Upon the motion (the Motion)2 of SandRidge Energy, Inc. (“SandRidge”) [Docket No. 1446] seeking entry of a final decree (this “Final Decree”) pursuant to section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, closing this chapter 11 case, as more fully set forth in the Motion; the Court having found that: (i) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. §§ 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and that this Court may enter a final order

______________________________
1 Prior to emergence, the debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, include: SandRidge Energy, Inc. (4793); 4th Street Properties, LLC (N/A); Black Bayou Exploration, L.L.C. (0561); Braniff Restaurant Holdings, LLC (2453); CEBA Gathering, LLC (6478); CEBA Midstream GP, LLC (0511); CEBA Midstream, LP (7252); Cholla Pipeline, L.P. (5092); Cornhusker Energy, L.L.C. (4609); FAE Holdings 389322R, LLC (N/A); Integra Energy, L.L.C. (7527); Lariat Services, Inc. (0702); MidContinent Resources, LLC (6928); Mistmada Oil Company, Inc. (3032); Piñon Gathering Company, LLC (5943); Sabino Exploration, LLC (1929); Sagebrush Pipeline, LLC (0515); SandRidge CO2, LLC (7903); SandRidge Exploration and Production, LLC (6535); SandRidge Holdings, Inc. (8401); SandRidge Midstream, Inc. (1148); SandRidge Operating Company (1245); SandRidge Realty, LLC (6079); Sierra Madera CO2 Pipeline, LLC (1558); and WTO Gas Gathering Company, LLC (N/A) (prior to emergence, collectively, the “Debtors”). The location of the Debtors’ service address is: 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102.

2 Capitalized terms used herein but not otherwise defined shall has the meanings ascribed to them in the Motion.

Exhibit 99.1

consistent with Article III of the United States Constitution; (iii) the relief requested in the Motion is in the best interests of the Reorganized Debtors and their creditors; (iv) proper and adequate notice of the Motion and the hearing thereon has been given, and no other or further notice is necessary except as set forth herein; and (v) good and sufficient cause exists for the granting of the relief requested in the Motion after having given due deliberation upon the Motion and all of the proceedings had before the Court in connection with the Motion,
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is granted.

2. The following chapter 11 case is hereby closed:

Debtor	Case No
SandRidge Energy, In	16-32488

3. Entry of this Final Decree is without prejudice to the rights of SandRidge or any party-in-interest to seek to reopen this chapter 11 case for cause pursuant to section 350(b) of the Bankruptcy Code.
4. SandRidge and its agents are authorized to take all actions necessary to effectuate the relief granted pursuant to this Final Decree in accordance with the Motion.
5. SandRidge is authorized to make the Final Supplemental Distribution within 60 days of entry of this Final Decree.
6. Notwithstanding anything to the contrary, the terms and conditions of this Final

Decree shall be immediately effective and enforceable upon its entry.

7. The Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation, and/or enforcement of this Final Decree.

Exhibit 99.1
8. Nothing in this Final Decree shall impact the rights preserved pursuant to paragraphs 146 through 148 of the Confirmation Order in connection with the Direct Actions and the Direct Action Plaintiffs as defined therein, including but not limited to the production of documents by the Reorganized Debtors pursuant thereto or to pending orders of the District Court in In re SandRidge Energy, Inc. Securities Litigation, Case No. 5:12-cv-01341-W (W.D. Ok.). For the avoidance of doubt, the rights and obligations set forth in such paragraphs in the Confirmation Order shall remain fully enforceable against the Reorganized Debtors and otherwise and shall survive the entry of this Final Decree.
9. Following the completion of the Final Supplemental Distribution or the Services, whichever occurs first, Prime Clerk shall have no further obligations to this Court or any party in interest with respect to the Services in these chapter 11 cases.
10. The Reorganized Debtors, no later than fourteen days after the date of entry of the Final Decree, shall file post-confirmation reports for the third quarter of 2020 and the fourth quarter of 2020 through the date of entry of the Final Decree and shall serve a true and correct copy of said statements on the Acting United States Trustee (the “Acting U.S. Trustee”).
11. The Reorganized Debtors, no later than fourteen days after the date of entry of the Final Decree, shall pay the appropriate sum of quarterly fees due and payable under 28 U.S.C. § 1930(a)(6)(A) and (B) by remitting payment to the United States Trustee Payment Center, P.O. Box 6200-19, Portland, Oregon, 97228-6200, and shall furnish evidence of such payment to the Acting United States Trustee, 515 Rusk, Suite 3516, Houston, Texas. The payment shall reflect the Reorganized Debtors’ account numbers and shall be transmitted with a “Chapter 11 Quarterly Disbursement and Fee Report” available from the Acting United States Trustee. This Court shall retain jurisdiction to enforce payment of fees assessed under 28 U.S.C. § 1930(a)(6)(A) and (B).
12. Prime Clerk will collect and forward any mail regarding these chapter 11 cases after entry of this Final Decree mail as soon as reasonably practicable to the Reorganized Debtors, provided that the Reorganized Debtors shall provide Prime Clerk with reasonable

Exhibit 99.1
compensation and reimburse Prime Clerk for its reasonable and documented expenses in connection with any such mail forwarding services provided by Prime Clerk to the Reorganized Debtors after the date of entry of this Final Decree.

Signed: November 19, 2020.

/s/ DAVID R. JONES

DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE